Exhibit T3B-3

AMENDED AND RESTATED BY-LAWS

OF

AMERICAN MEDICAL INSTRUMENTS HOLDINGS, INC.

ARTICLE I

STOCKHOLDERS

Section 1.1. Annual Meetings. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held after the close of the corporation’s fiscal year on such date and at such time, and at such place, either within or without the State of Delaware, as shall be designated by the Board of Directors. If there is a failure to (a) hold the annual meeting, (b) take action by written consent to elect directors in lieu of the annual meeting, or (c) designate a date for the annual meeting, and such failure continues for a period of 13 months after the latest to occur of (i) the organization of the corporation, (ii) the date of the last annual meeting of stockholders, or (iii) the date of the last action by written consent to elect directors in lieu of an annual meeting, then any stockholder or director may apply to the Court of Chancery to order a meeting to be held.

Section 1.2. Special Meetings. Special meetings of stockholders for any purpose may be held at such time and place, either within or without the State of Delaware, as shall be stated in the notice of the meeting. Special meetings may be called by the Chairman of the Board, the Board of Directors, the Chief Executive Officer, or by the Secretary on the written request of the holders of not less than one-fifth of the outstanding stock of the corporation entitled to vote at such meeting.

Section 1.3. Quorum; Voting. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the shares of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. Where a separate vote by class is required, a majority of the outstanding shares of such class, present in person or represented by proxy at the meeting, shall constitute a quorum of such class entitled to take action with respect to the vote on that matter.

Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of stock held by such stockholder. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these By-Laws to a majority or other proportion of stock should refer to such majority or other proportion of the votes of such stock.

Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless otherwise required by law or by the Certificate of Incorporation. Where a separate vote by class is required, the affirmative vote of a majority of the shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

Section 1.4. Adjournments. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 1.6. Stockholder List. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order with the address of each and the number of shares held by each, shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 1.7. Notice of Meetings. Written notice, stating the place, date and time of the meeting, and in the case of a special meeting, the purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten, or in the case of a merger or consolidation, not less than twenty, nor more than sixty days before the date of the meeting.

Section 1.8. Record Date.

(a) Meeting of Stockholders. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the

Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) Action Without Meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) Dividends. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.9. Consent of the Stockholders in Lieu of a Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent, written consents signed by a sufficient number of stockholders to take action are delivered to the corporation in the manner required herein. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided above.

ARTICLE II

DIRECTORS

Section 2.1. Powers, Number and Term. Subject to the Stockholders’ Agreement dated as of                      2003 among this corporation, RoundTable Healthcare Partners, L.P., a Delaware limited partnership, RoundTable Healthcare Investors, L.P., a Delaware limited partnership and Marmon Medical Companies LLC, a Delaware limited liability company (as the same may be amended from time to time, the “Stockholders’ Agreement”), the business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, which shall exercise all powers that may be exercised or performed by the corporation and that are not by statute, the Certificate of Incorporation or these By-Laws directed to be exercised or performed by the stockholders.

The Board of Directors shall consist of not less than four (4) and not more than nine (9) members. Subject to Section 7.1 of the Stockholders’ Agreement, the total number of authorized directors be fixed from time to time within such range by a duly adopted resolution of the Board of Directors, and each director shall be elected by the holders of the Common Stock. The directors shall e d at the annual meeting or any special meeting called for such purpose. Each director shall hold office until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Directors need not be stockholders.

Section 2.2. Resignations. Any director or member of a committee may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board of Directors. The acceptance of a resignation shall not be necessary to make it effective.

Section 2.3. Vacancies. Except as otherwise provided in Section 7.1 of the Stockholders’ Agreement, vacancies occurring on the Board of Directors or on any committee of the Board, or new directorships to be filled by reason of an increase in the number of directors may be filled by a majority of the directors then in office, or by a sole remaining director. Each director so chosen shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

Section 2.4. Removal. Except as otherwise provided in the Section 7.1 of the Stockholders’ Agreement: (a) any director or the entire Board of Directors may be removed either with or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock then outstanding and entitled to vote at any special meeting, the notice of which shall state that it is called for such purpose; and (b) the stockholders may fill the resulting vacancy by action taken at the same meeting; provided however, that whenever any Director shall have been elected by the holders of any class of stock of the corporation voting separately as a class under the provisions of the Certificate of Incorporation, such Director may be removed and the vacancy filled only by the holders of that class of stock voting separately as a class.

Section 2.5. Committees. Subject to Section 7.2 of the Stockholders’ Agreement, the Board of Directors may, by resolution, designate one or more committees of the Board, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Subject to Section 7.2 of the Stockholders’ Agreement, any such committee, to the extent provided in the resolution of the Board of Directors or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to: (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by law to be submitted to the stockholders for approval, or (ii) adopt, amend or repeal these By-Laws.

Section 2.6. Meetings. An annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may properly come before the meeting, shall be held if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders, without notice other than this by-law; or at such other time and place as the directors may determine. If the annual meeting of the Board of Directors is not held immediately following the annual meeting of stockholders, then two days’ written notice of the place and time of the meeting shall be given to each of the newly elected directors.

Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors without further notice than said resolution; provided, however, that regular meetings shall be not less than quarterly so long as Section 7.1 of the Stockholders’ Agreement remains in effect.

Special meetings of the board may be called by the Chief Executive Officer or by the Secretary on the written request of any director on at least two days’ notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

Meetings of the Board of Directors may be held either within or without the State of Delaware.

Section 2.7. Communications Equipment. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting.

Section 2.8. Quorum; Required Vote. Except as otherwise provided in the Certificate of Incorporation, by these By-Laws or by Section 9 of the Stockholders’ Agreement, a majority of the directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

Section 2.9. Compensation. Subject to Sections 8.2 and 8.3 of the Stockholders’ Agreement, the Board of Directors may by resolution elect to compensate, and fix the compensation for, any Director, in the form of cash or equity compensation. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

Section 2.10. Consent in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of the proceedings of the board or committee.

ARTICLE III

OFFICERS

Section 3.1. Number; Qualifications; Election; Term of Office. The Board of Directors shall elect a Chairman, a Chief Executive Officer, a Chief Financial Officer and such other officers as are required by law or as it from time to time may determine. None of the officers of the corporation, except for the Chairman and Vice Chairman, if elected, need be directors. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. Each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the corporation. Vacancies may be filled or new offices created and filled by the Board of Directors. Any number of offices may be held by the same person.

Section 3.2. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 3.3. Removal. Any officer elected or appointed by the Board of Directors may be removed by the Board whenever, in its judgment, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 3.4. Powers and Duties. The officers of the corporation shall have such powers and duties in the management of the corporation as shall be stated in these By-Laws or in a resolution of the Board of Directors which is not inconsistent with these By-Laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

Section 3.5. Chairman. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and stockholders of the corporation. He may execute contracts, stock certificates and other instruments on behalf of the corporation and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 3.6. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer and chief operating officer of the corporation. Subject to the direction of the Board of Directors, he shall (a) have overall charge over the business, affairs and policies of the corporation, (b) direct the day-to-day business of the corporation and (c) have the general powers and duties of supervision and management usually vested in the office of chief executive officer of a corporation. In the absence of the Chairman or Vice Chairman, if any, he shall preside at all meetings of the stockholders and of the Board of Directors. Unless the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

Section 3. 7. Vice President. The Vice Presidents, if elected, shall assist the Chief Executive Officer in the discharge of his duties as the Chief Executive Officer may direct. In the absence of the Chief Executive Officer, the Vice Presidents shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Vice Presidents may sign contracts, stock certificates and other instruments in the name of the corporation and shall perform such other duties as may be assigned to them by the Chief Executive Officer or by the Board of Directors.

Section 3.8. Chief Financial Officer. The Chief Financial Officer shall be the principal financial and accounting officer of the corporation, and shall (a) have charge and custody of, and be responsible for, all funds and securities of the corporation; (b) keep or cause to be kept correct and complete books and records of account including a record of all receipts and disbursements; (c) deposit all funds and securities of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with these By-laws; (d) from time to time prepare or cause to be prepared and render financial statements of the corporation at the request of the Chairman of the Board, the Chief

Executive Officer or the Board of Directors; and (e), in general, perform all duties incident to the office of Chief Financial Officer and such other duties as from time to time may be prescribed by the Chairman of the Board, the Chief Executive Officer or the Board of Directors; provided, however, that in connection with the election of the Chief Financial Officer, the Board of Directors may limit in any manner the duties (other than those specified in clauses (a) through (d) hereof) which may be prescribed to be performed by the Chief Financial Officer by the Chief Executive Officer. If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 3.9. Treasurer. In the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, the Treasurer, if one is elected, shall perform the duties of the Chief Financial Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer. The Treasurer shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

Section 3.10. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, or by the directors, or stockholders, upon whose request the meeting is called as provided in these By-Laws. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the Chief Executive Officer, and attest the same.

Section 3.11. Assistant Treasurers; Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall assist the Treasurer and the Secretary, respectively, in the discharge of their duties, and shall have such powers and shall perform such additional duties as shall be assigned to them by the Board of Directors.

ARTICLE IV

STOCK

Section 4.1. Certificates of Stock. Certificates of stock, signed by the Chairman or Vice Chairman of the Board of Directors, if they are elected, or by the Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number and class of shares owned by him in the corporation. Any or all of the signatures may be facsimiles.

Section 4.2. Lost Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificates, or his legal representative, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

Section 4.3. Transfer of Shares. Subject to Section 3 of the Stockholders’ Agreement, the shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

ARTICLE V

MISCELLANEOUS

Section 5.1. Dividends. Subject to the provisions of Section 8.2 of the Stockholders’ Agreement, the Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding stock, in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

Section 5.2. Seal. The corporate seal shall be circular in form and shall contain the name of the corporation, and the words “CORPORATE SEAL DELAWARE.” Said seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

Section 5.3. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors from time to time.

Section 5.4. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5.5. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 5.6. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 5.7. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

NOTICE AND WAIVER OF NOTICE

Section 6.1. Notice. Whenever any notice is required to be given by these By-Laws, personal notice is not meant unless expressly so stated, and to the extent permitted by Delaware law, personal notice shall include notice by facsimile, e-mail, overnight courier or mail. If mailed, notice is given five days after deposit in the United States mail, postage prepaid, directed to the stockholder or director at his address as it appears on the records of the corporation. An affidavit of the Secretary or an Assistant Secretary or the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Section 6.2. Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws.

ARTICLE VII

INDEMNIFICATION OF OFFICERS, DIRECTORS EMPLOYEES AND OTHERS

The corporation shall indemnify all directors and officers of the corporation, and advance expenses reasonably incurred by such directors and officers in defending any civil, criminal, administrative or investigative action, suit or proceeding, in accordance with and to the fullest extent permitted by Section 145 of Delaware Law. Such indemnification and expense advance shall not be deemed exclusive of any other rights to which a person may be entitled under any by-law, agreement, vote of disinterested directors, or as a matter of law or otherwise. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

ARTICLE VIII

AMENDMENTS

Subject to the provisions of Section 8.2 of the Stockholders’ Agreement, these By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the directors or the stockholders of the corporation.

SCHEDULE “A”

EXTRACT OF THE RESOLUTIONS

OF THE SOLE STOCKHOLDER OF

AMERICAN MEDICAL INSTRUMENTS HOLDINGS, INC.

(the “Company”)

Resolutions Passed: September 30, 2010 at 7:30 A.M.

“Amendment to Bylaws

RESOLVED THAT, paragraph 2 in Section 2.1 of Article II of the Bylaws is hereby amended in its entirety to read as follows:

“The authorized number of directors shall be fixed by the Board of Directors from time to time. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual general meeting, they may be elected as soon thereafter as convenient.””